UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2003

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-07699	95-1948322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California		92503-5527
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 351-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events and Required FD Disclosure.

The following information and the exhibits relating thereto are furnished pursuant to Item 5 of this Current Report on Form 8-K:

On December 22, 2003, Fleetwood Enterprises, Inc. (the “Company”) issued a press release announcing the closing of our sale of $100 million aggregate principal amount of 5.00% Convertible Senior Subordinated Debentures due 2023 (the “Debentures”) to qualified institutional buyers pursuant to Rule 144A.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In connection with the offering of the Debentures the Company entered into an amendment to the Company's senior secured credit facility. A copy of the amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits:

The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit

4.1	Indenture dated as of December 22, 2003, between Fleetwood Enterprises, Inc. and The Bank of New York, as trustee.

10.1	Registration Rights Agreement dated as of December 22, 2003 between Fleetwood Enterprises, Inc. and Lehman Brothers Inc.

10.2

Eighth Amendment to Credit Agreement and Consent of Guarantors, dated as of December 15, 2003 among Fleetwood Enterprises, Inc., Fleetwood Holdings, Inc. and its subsidiaries, Fleetwood Retail Corp. and its subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative and collateral agent.

99.1	Press release of Fleetwood Enterprises, Inc. dated December 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2003
FLEETWOOD ENTERPRISES, INC.

	By:	/s/ Leonard J. McGill
	Name:	Leonard J. McGill
	Its:	Senior Vice President – Corporate Finance, Chief Governance Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Indenture dated as of December 22, 2003, between Fleetwood Enterprises, Inc. and The Bank of New York, as trustee

10.1	Registration Rights Agreement dated as of December 22, 2003 between Fleetwood Enterprises, Inc. and Lehman Brothers Inc.

10.2

Eighth Amendment to Credit Agreement and Consent of Guarantors, dated as of December 15, 2003 among Fleetwood Enterprises, Inc., Fleetwood Holdings, Inc. and its subsidiaries, Fleetwood Retail Corp. and its subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative and collateral agent.

99.1	Press release of Fleetwood Enterprises, Inc. dated December 22, 2003.